UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event
reported): November 19, 2015

GRAPHIC PACKAGING HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-33988	26-0405422
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Riveredge Parkway, Suite 100
Atlanta, Georgia 30328
(Address of principal executive offices)

(770) 240-7200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 19, 2015, Graphic Packaging Holding Company (the “Company”) and its subsidiary, Graphic Packaging International, Inc. entered into an Amended and Restated Employment Agreement (the “Agreement”) with the Company’s President and Chief Operating Officer, Mr. Michael P. Doss. Mr. Doss’s previous employment agreement was amended to reflect his promotion to President and Chief Executive Officer, effective January 1, 2016. The Agreement provides for a three-year initial term of employment, with automatic one year extensions unless the Company or Mr. Doss delivers a notice of non-renewal at least 120 days prior to the end of the then-current term. In connection Mr. Doss’s promotion, his base salary will be increased to $900,000 and his target bonus percentage will be increased to no less than 110% of base salary. The Agreement also specifies that Mr. Doss’s annual long-term incentive opportunity shall be no less than 400% of base salary, unless a reduction in long-term incentive opportunity is applied uniformly to all senior executives of the Company. Mr. Doss will also receive the same employee benefits in accordance with the Company’s plans as are available to other senior executives of the Company.

Similar to the Company’s employment agreements with its other executives, the Agreement specifies Mr. Doss’s severance arrangements and the treatment of his unvested equity awards under different circumstances, including termination of employment due to (i) death or disability; (ii) by the Company for Cause, by Mr. Doss without Good Reason, or by Mr. Doss due to his non-renewal; and (iii) by the Company without Cause, by Mr. Doss for Good Reason, or by the Company due its non-renewal. In addition, the Agreement specifies Mr. Doss’s severance arrangements in the event of termination within one year following a Change of Control.

The Agreement includes non-disparagement, confidentiality, non-competition and non-solicitation provisions that protect the Company during Mr. Doss’s employment and for specified periods thereafter, as well as indemnification provisions and an obligation by the Company to have the Agreement assumed by any successor to the Company that protect Mr. Doss in the event of litigation arising out of his employment under the Agreement or an acquisition of the Company.

Capitalized terms used but not defined herein have the meanings ascribed to them in the Agreement. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with Mr. Doss’s promotion to President and Chief Executive Officer effective January 1, 2016, Mr. David W. Scheible, currently the Company’s Chairman and Chief Executive Officer will be retiring from the position of Chief Executive Officer on December 31, 2015. Mr. Scheible will remain as Chairman of the Board of Directors through the Company’s May 2016 Annual Meeting of Stockholders.

Compensatory Arrangements of Certain Officers

The information set forth in Item 1.01 is incorporated by reference into this Item 5.02.

Item 9.01. Financial Statements and Exhibits.

10.1    Amended and Restated Employment Agreement dated as of November 19, 2015 among Graphic Packaging International, Inc., Graphic Packaging Holding Company and Michael P. Doss.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 19, 2015	By:	/s/ Lauren S. Tashma
Lauren S. Tashma
Senior Vice President, General Counsel and
Secretary